SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): July 7, 2004

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA 92009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets.

On July 7, 2004, K2 Inc. (“K2”) announced that it closed its previously announced acquisitions of Völkl Sports Holding AG and The Marker Group. The purchase price was approximately $124 million plus the assumption of seasonal working capital debt. Additionally, K2 announced that the net proceeds from its recently completed $200 million offering of 7 3/8% senior notes have been released from escrow in connection with the closing of the Völkl and Marker acquisitions.

The completion of the acquisition and the receipt of the net proceeds were announced in a press release of K2, dated July 7, 2004, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required by this Item were previously filed in K2’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2004 and are incorporated by reference into this Item 7(a).

(b) Pro Forma Financial Information. The pro forma financial information required by this Item was previously filed in K2’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2004, and is incorporated by reference into this Item 7(b).

(c) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

2.1	Stock and Loan Purchase Agreement, dated as of June 15, 2004, among K2, Clarance S.à.r.l., a Luxembourg limited liability company and an indirect wholly-owned subsidiary of K2 (“Clarance”), Cavoma L.P., a Cayman Island limited partnership and an indirect wholly-owned subsidiary of K2 (“Cavoma”), and the stockholders of Völkl Sports Holding AG.

2.2	Stock and Loan Purchase Agreement, dated as of June 15, 2004, among K2, Clarance, Cavoma, Tecnica S.p.A. and the stockholders of CT Sports Holding AG.

99.1	Press Release, dated July 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2004	K2 INC.

	By:	/s/ Monte H. Baier
Monte H. Baier Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Item

2.1	Stock and Loan Purchase Agreement, dated as of June 15, 2004, among K2, Clarance S.à.r.l, Cavoma and the stockholders of Völkl Sports Holding AG.

2.2	Stock and Loan Purchase Agreement, dated as of June 15, 2004, among K2, Clarance, Cavoma, Tecnica S.p.A. and the stockholders of CT Sports Holding AG.

99.1	Press Release, dated July 7, 2004.

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